Exhibit 99.4

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

OFFER TO EXCHANGE

Up to $750,000,000

Aggregate Principal Amount of Newly Issued

3.450% Senior Notes due 2026 (CUSIP No. 960386 AL4)

For

a Like Principal Amount of Outstanding Restricted

3.450% Senior Notes due 2026 (CUSIP Nos. 960386 AJ9 and U96036 AB1)

THIS EXCHANGE OFFER (THE “EXCHANGE OFFER”) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2017, UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”). ORIGINAL NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Registered Holders and/or Participants of The Depository Trust Company:

The undersigned hereby acknowledges receipt of the prospectus, dated                     , 2017, of Westinghouse Air Brake Technologies Corporation (the “Company”) and accompanying Letter of Transmittal, that together constitute the Company’s offer to exchange its 3.450% Senior Notes due 2026 (CUSIP No. 960386 AL4) (the “Exchange Notes”), which will be issued in a transaction registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of the Company’s outstanding restricted 3.450% Senior Notes due 2024 (CUSIP Nos. 960386 AJ9 and U96036 AB1) (the “Original Notes”).

This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the exchange offer with respect to the Original Notes held by you for the account of the undersigned.

The aggregate face amount of the Original Notes held by you for the account of the undersigned is:

U.S.$ of Original Notes

With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

☐	TO TENDER ALL of the Original Notes held by you for the account of the undersigned.

☐	TO TENDER the following Original Notes held by you for the account of the undersigned (insert principal amount of Original Notes to be tendered (if any)):

U.S.$ of Original Notes

☐	NOT TO TENDER any Original Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (1) the Exchange Notes acquired pursuant to the exchange offer are being acquired in the ordinary course of business of the undersigned, (2) neither the undersigned nor any other person acquiring Exchange Notes in exchange for Original Notes held for the account of the undersigned in the exchange offer is engaging in or intends to engage in a distribution of such Exchange Notes, (3) neither the undersigned nor any other person acquiring Exchange Notes in exchange for Original Notes held for the account of the undersigned in the exchange offer has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes, (4) neither the undersigned nor any other person acquiring Exchange Notes in exchange for Original Notes held for the account of the undersigned in the exchange offer is an “affiliate” of the Company within the meaning of Rule

405 under the Securities Act, and (5) neither the undersigned nor any other person acquiring Exchange Notes in exchange for Original Notes held for the account of the undersigned in the exchange offer is acting on behalf of any person who could not truthfully make the foregoing representations. If any holder or any other person, including the undersigned, is an “affiliate,” as defined under Rule 405 of the Securities Act, of the Company, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of the notes to be acquired in the exchange offer, the holder or any other person, including the undersigned: (i) may not rely on applicable interpretations of the Staff of the Securities and Exchange Commission; and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. The undersigned represents, certifies and acknowledges, for the benefit of the Company, that, if it or any other person acquiring Exchange Notes in exchange for Original Notes held for the account of the undersigned in the exchange offer is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes: (i) the Original Notes to be exchanged for Exchange Notes were acquired as a result of market-making or other trading activities, (ii) neither it nor any other person acquiring Exchange Notes in exchange for Original Notes held for the account of the undersigned in the Exchange Offer has entered into any arrangement or understanding with the Company or an affiliate of the Company to distribute the Exchange Notes and (iii) it or any other person acquiring Exchange Notes in exchange for Original Notes held for the account of the undersigned in the Exchange Offer will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The undersigned acknowledges that if an executed copy of this Letter of Transmittal is returned, the entire principal amount of Original Notes held for the undersigned’s account will be tendered unless otherwise specified above.

The undersigned hereby represents and warrants that the undersigned (1) owns such Original Notes tendered and is entitled to tender such Original Notes, and (2) has full power and authority to tender, sell, exchange, assign and transfer such tendered Original Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Original Notes, and that, when the same are accepted for exchange, the Company will acquire good and marketable title to the tendered Original Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right or restriction of any kind.

SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone number:

Taxpayer Identification Number or Social Security Number:

Date: